UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2024

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 18, 2024, Bio-Path Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell, in a registered direct offering (the “Registered Direct Offering”), an aggregate of 375,000 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), for a purchase price per Share of $3.225 and gross proceeds of approximately $1.2 million.

The Shares will be issued pursuant to a prospectus supplement dated as of April 18, 2024, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-265282), which became effective on June 14, 2022, and the base prospectus dated as of June 14, 2022 contained in such registration statement. The Purchase Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by the Company against certain liabilities of the institutitional investors.

In a concurrent private placement (the “Private Placement”), the Company also agreed pursuant to the Purchase Agreement to issue to the investors in the Registered Direct Offering warrants to purchase up to 375,000 shares of Common Stock (the “Common Warrants”), which represent 100% of the number of shares of Common Stock purchased in the Registered Direct Offering. Subject to certain ownership limitations, the Common Warrants will be exercisable immediately upon issuance, have a term of five years from issuance and have an exercise price of $3.10 per share. The number of shares issuable upon exercise of the Common Warrants and the exercise price of the Common Warrants are adjustable in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

On March 22, 2024, the Company entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”). Pursuant to the Engagement Letter, the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Registered Direct Offering and the Private Placement. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 7.5% and a management fee equal to 1.0%, both as a percentage of the gross proceeds received in the Registered Direct Offering and the Private Placement. The Company will also reimburse the Placement Agent for reasonable out of pocket expenses incurred by the Placement Agent in connection with its engagement, including reasonable fees and disbursements of its counsel. In addition, the Company has agreed to issue the Placement Agent or its designees as compensation in connection with the Registered Direct Offering, warrants (the “Placement Agent Warrants” and together with the Common Warrants, the “Warrants”) to purchase up to an aggregate of 28,125 shares (the “Placement Agent Warrant Shares”) of Common Stock (equal to 7.5% of the aggregate number of Shares sold in the Registered Direct Offering). The Placement Agent Warrants will have substantially the same terms and conditions as the Warrants, except that the Placement Agent Warrants will have an exercise price of $4.0313 per share and will expire five years following the commencement of sales of the offering.

Neither the issuances of the Warrants, nor the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Warrants and the Warrant Shares will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Each investor who entered into to a Purchase Agreement has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act. Pursuant to the terms and conditions of the Purchase Agreement, the Company has agreed to file a registration statement within 30 calendar days after the date of the Purchase Agreement providing for the resale of the shares of Common Stock issuable upon exercise of the Common Warrants.

The net proceeds to the Company from the Registered Direct Offering, after deducting the Placement Agent’s fees and expenses and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Common Warrants, are expected to be approximately $1.0 million. The Registered Direct Offering and the Private Placement are expected to close on or about April 19, 2024, subject to the satisfaction of customary closing conditions. The Company currently intends to use these net proceeds for working capital and general corporate purposes.

The legal opinion of Winstead PC relating to the legality of the issuance and sale of the Shares in the Registered Direct Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the form of Purchase Agreement, the form of Common Warrant and the form of Placement Agent Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Purchase Agreement, the form of Common Warrant and the form of Placement Agent Warrant, which are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively.

This Current Report on Form 8-K does not constitute an offer to sell the securities or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the Warrants and the Warrant Shares is hereby incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On April 18, 2024, the Company issued a press release regarding the pricing of the Registered Direct Offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Common Warrant

4.2	Form of Placement Agent Warrant

5.1	Opinion of Winstead PC

10.1	Form of Securities Purchase Agreement

23.1	Consent of Winstead PC (included in Exhibit 5.1)

99.1	Press Release dated April 18, 2024

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: April 19, 2024	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer